JOHN HANCOCK INVESTMENT TRUST III

                        John Hancock Mid Cap Growth Fund


                          Amendment of Section 5.11 and
                 Establishment and Designation of Class I Shares
                            of Beneficial Interest of
                        John Hancock Mid Cap Growth Fund
                  a Series of John Hancock Investment Trust III


                 Establishment and Designation of Class I Shares
                 -----------------------------------------------

         The undersigned, being a majority of the Trustees of John Hancock Investment Trust III, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time (the "Declaration of Trust"), do hereby establish and designate an additional class of shares of John Hancock Mid Cap Growth Fund (the "Fund"), effective December 1, 2001, as follows:

      1. The additional class of Shares of the Fund established and designated hereby is "Class I Shares".

      2. Class I Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price of Class I Shares, the method of determining the net asset value of Class I Shares, and the relative dividend rights of holders of Class I Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.


                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock Investment Trust III, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time, do hereby amend Section 5.11, effective December 1, 2001, as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without limiting the authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series, each of which consists of Class A Shares, Class B Shares, and Class C Shares: John Hancock Global Fund and John Hancock Large Cap Growth Fund; as well as John Hancock International Fund, John Hancock Mid Cap Growth Fund, and John Hancock U.S. Global Leaders Fund, which consist of Class A Shares, Class B Shares, Class C Shares, and Class I Shares (the "Existing Series").


         The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of an additional class of Shares and the amendment of
Section 5.11, effective December 1, 2001.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 20th day of November 2001.


/s/Dennis S. Aronowitz                                  /s/Gail D. Fosler
----------------------                                  -----------------
Dennis S. Aronowitz                                     Gail D. Fosler

/s/Richard P. Chapman, Jr.                              /s/William F. Glavin
--------------------------                              --------------------
Richard P. Chapman, Jr.                                 William F. Glavin

/s/William J. Cosgrove                                  /s/John A. Moore
----------------------                                  ----------------
William J. Cosgrove                                     John A. Moore

/s/John M. DeCiccio                                     /s/Patti McGill Peterson
-------------------                                     ------------------------
John M. DeCiccio                                        Patti McGill Peterson

/s/Richard A. Farrell                                   /s/John W. Pratt
---------------------                                   ----------------
Richard A. Farrell                                      John W. Pratt

/s/Maureen R. Ford
------------------
Maureen R. Ford

         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.


COMMONWEALTH OF MASSACHUSETTS   )
                                )ss
COUNTY OF SUFFOLK               )

         Then personally appeared the above-named Dennis S. Aronowitz, Richard
P. Chapman, Jr., William J. Cosgrove, John M. DeCiccio, Richard A. Farrell, Maureen R. Ford, Gail D. Fosler, William F. Glavin, , John A. Moore, Patti McGill Peterson and John W. Pratt, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 20th day of November, 2001.

                                     /s/Erika L. Nager
                                     -----------------
                                     Notary Public


                                     My Commission Expires: June 14, 2007
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